UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2011

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT		06382
(Address of principal executive offices)		(Zip Code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2011, the Mohegan Tribal Gaming Authority (the “Authority”) appointed Mario C. Kontomerkos as Chief Financial Officer of the Authority, replacing Leo M. Chupaska, who has been appointed as the Vice President of Investor Relations of the Authority.

Mr. Kontomerkos, age 35, was the Corporate Vice President of Finance of Penn National Gaming, Inc. from March 2010 to July 2011. Prior to that, Mr. Kontomerkos served as a senior investor at Magnetar Capital LLC, an investment management company, from July 2007 to May 2009, and was a research analyst for the gaming and lodging industries at J.P. Morgan Securities from May 2005 to May 2007.

In connection with his appointment as Chief Financial Officer of the Authority, Mr. Kontomerkos entered into an employment agreement, effective September 1, 2011. Mr. Kontomerkos’s annual base salary under the employment agreement is $675,000, subject to an annual increase commencing January 1, 2013 at the discretion of the Authority. The agreement also provides for a relocation payment of $100,000, payable on the effective date. The agreement expires on December 31, 2014 subject to automatic renewal for an additional term of three years unless either party provides notice to the other on or before the 180th day prior to the end of the agreement’s stated term of an intention to terminate at the stated termination date.

The employment agreement provides that, if Mr. Kontomerkos is terminated for cause (as defined in the agreement), or if Mr. Kontomerkos terminates his employment voluntarily, then he will not be entitled to any further compensation and, if such termination occurs within one year of the effective date of the agreement, Mr. Kontomerkos will be required to reimburse the Authority the unamortized portion of the relocation payment, amortized on a straight line basis over the one year period after the effective date. If Mr. Kontomerkos is terminated other than for cause, he will be entitled to receive his annual salary from the date of termination to the expiration date of the agreement, without regard to any renewal right after the date of termination.

The employment agreement further provides that Mr. Kontomerkos may not, without prior written consent, compete with the Authority in specified states in the northeastern United States during the term of his employment and for a one-year period following termination of employment. Also, during this period, Mr. Kontomerkos may not hire or solicit other employees of the Authority or encourage any such employees to leave employment with the Authority.

A copy of Mr. Kontomerkos’s employment agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

10.1	Employment agreement, effective September 1, 2011, by and between the Mohegan Tribal Gaming Authority and Mario C. Kontomerkos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: September 8, 2011	By:	/s/ BRUCE S. BOZSUM
Bruce S. Bozsum
Chairman, Management Board